Exhibit 99.1


                  [The Hain Celestial Group, Inc. logo omitted]

               HAIN CELESTIAL CONFIRMS CONSENSUS EARNINGS GUIDANCE

            Fiscal Year 2005 Revenues Estimated at $625-$640 Million

Contacts:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631.730.2200

Melville, NY April 6, 2005--The Hain Celestial Group, Inc. (NASDAQ: HAIN) today will address a luncheon of the Consumer Analyst Group of New York (CAGNY) in Manhattan. The Company will discuss its new products and the growth in the natural and organic products industry. The Company also confirmed the consensus of analysts' full Fiscal Year 2005 earnings guidance and revised its revenue estimate to $625 to $640 million. The Company does not provide quarterly guidance. Hain Celestial plans to release its Third Quarter 2005 earnings results on Wednesday, May 4, 2005.


The Hain Celestial Group

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic beverage, snack, specialty food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings(R), Terra Chips(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), Hain Pure Foods(R), Hollywood(R), Walnut Acres Organic(R), Imagine Foods(R), Rice Dream(R), Soy Dream(R), Rosetto(R), Ethnic Gourmet(R), Kineret(R), Yves Veggie Cuisine(R), Lima(R), Biomarche(R), Grains Noirs(R), Natumi(R), JASON(R) and Zia(R) Natural Skincare. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

     This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies, integrate acquisitions; competition, retention of key personnel and compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2004. The Company does not undertake any obligation to update forward-looking statements.